Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FIRST QUARTER 2024 RESULTS
- Strong Operating Performance Drove Record Total, Anchor, and Small Shop Leased Occupancy -
- Achieved Record Lease Retention Rate -
- Increased Nareit FFO and Same Property NOI Growth Expectations For 2024 -

NEW YORK, APRIL 29, 2024 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended March 31, 2024. For the three months ended March 31, 2024 and 2023, net income was $0.29 per diluted share and $0.37 per diluted share, respectively.

Key highlights for the three months ended March 31, 2024 include:
•Executed 1.3 million square feet of new and renewal leases, with rent spreads on comparable space of 19.5%, including 0.7 million square feet of new leases, with rent spreads on comparable space of 39.7%
•Sequentially increased total leased occupancy to a record 95.1%, anchor leased occupancy to a record 97.3%, and small shop leased occupancy to a record 90.5%
◦Commenced $12.0 million of annualized base rent
◦Leased to billed occupancy spread totaled 450 basis points
◦Total signed but not yet commenced lease population represented 3.2 million square feet and a record $67.7 million of annualized base rent
•Reported an increase in same property NOI of 5.9%
•Reported Nareit FFO of $163.4 million, or $0.54 per diluted share
•Stabilized $11.6 million of reinvestment projects at an average incremental NOI yield of 12%, with the in process reinvestment pipeline totaling $431.0 million at an expected average incremental NOI yield of 9%
•Completed $69.0 million of dispositions
•Issued $400.0 million of 5.500% Senior Notes due 2034
•Received a positive credit rating outlook on February 26, 2024 from Moody's Investors Service

Subsequent events:
•Updated previously provided Nareit FFO per diluted share expectations for 2024 to $2.08 - $2.11 from $2.06 - $2.10 and same property NOI growth expectations for 2024 to 3.50% - 4.25% from 2.50% - 3.50%
•Completed $17.3 million of acquisitions
•As previously announced, the Company's Board of Directors appointed Brian T. Finnegan, the Company's Senior Executive Vice President, Chief Operating Officer, as interim Chief Executive Officer and President, effective April 11, 2024. Mr. Finnegan's appointment followed the announcement that James M. Taylor, the Company's Chief Executive Officer and President, is taking a temporary medical leave of absence
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

"Our team delivered another quarter of strong operating results to start the year, achieving record occupancy and retention rate, while capitalizing on the continued demand from a wide range of traffic generating tenants to be in our well located centers,” commented Brian Finnegan, Interim Chief Executive Officer and President. “The momentum in the business is also evident in our improved outlook for 2024 and reflects the ongoing transformation of our centers as we continue to position this portfolio for long term sustainable growth.”

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended March 31, 2024 and 2023, net income was $88.9 million, or $0.29 per diluted share, and $112.2 million, or $0.37 per diluted share, respectively.

Nareit FFO
•For the three months ended March 31, 2024 and 2023, Nareit FFO was $163.4 million, or $0.54 per diluted share, and $151.6 million, or $0.50 per diluted share, respectively.

Same Property NOI Performance
•For the three months ended March 31, 2024, the Company reported an increase in same property NOI of 5.9% versus the comparable 2023 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.2725 per common share (equivalent to $1.09 per annum) for the second quarter of 2024.
•The dividend is payable on July 15, 2024 to stockholders of record on July 2, 2024, representing an ex-dividend date of July 1, 2024.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended March 31, 2024, the Company stabilized three value enhancing reinvestment projects with a total aggregate net cost of approximately $11.6 million at an average incremental NOI yield of 12% and added four new anchor space repositioning projects to its in process pipeline with a total aggregate net estimated cost of approximately $13.0 million at an expected incremental NOI yield of 7% - 14%.
•At March 31, 2024, the value enhancing reinvestment in process pipeline was comprised of 45 projects with an aggregate net estimated cost of approximately $431.0 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 22 anchor space repositioning projects with an aggregate net estimated cost of approximately $104.3 million at an expected incremental NOI yield of 7% - 14%; eight outparcel development projects with an aggregate net estimated cost of approximately $19.9 million at an expected average incremental NOI yield of 9%; and 15 redevelopment projects with an aggregate net estimated cost of approximately $306.9 million at an expected average incremental NOI yield of 8%.
•An in-depth review of a redevelopment project, which highlights the Company's reinvestment capabilities, Venice Village (North Port-Sarasota-Bradenton, FL), can be found at this link: https://www.brixmor.com/blog/creating-value-in-venice.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Acquisitions
•During the three months ended March 31, 2024, the Company did not complete any acquisitions.
•Subsequent to March 31, 2024, the Company acquired West Center, an approximately 43,000 square foot grocery-anchored neighborhood shopping center located immediately adjacent to the Company’s Three Village Shopping Center on Long Island, New York in East Setaucket (New York-Newark-Jersey City, NY-NJ-PA), for $17.3 million. West Center is anchored by Wild by Nature Market and has compelling near-term leasing and value creation opportunities and, when combined with Three Village Shopping Center, creates optionality for long-term redevelopment and densification.

Dispositions
•During the three months ended March 31, 2024, the Company generated approximately $69.0 million of gross proceeds on the disposition of three shopping centers comprised of 0.6 million square feet of gross leasable area.

CAPITAL STRUCTURE
•On January 12, 2024, the Company's operating partnership, Brixmor Operating Partnership LP, issued $400.0 million aggregate principal amount of 5.50% Senior Notes due 2034. Proceeds will be utilized to repay the $300.4 million outstanding of 3.65% Senior Notes that mature in June 2024 and for general corporate purposes.
•At March 31, 2024, the Company had $1.7 billion in liquidity.
•At March 31, 2024, the Company's net principal debt to adjusted EBITDA, current quarter annualized was 5.6x and net principal debt to adjusted EBITDA, trailing twelve months was 5.9x.

GUIDANCE
•The Company has updated its previously provided NAREIT FFO per diluted share expectations for 2024 to $2.08 - $2.11 from $2.06 - $2.10 and same property NOI growth expectations for 2024 to 3.50% - 4.25% from 2.50% - 3.50%.
•Expectations for 2024 Nareit FFO:
◦Do not contemplate any additional tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any additional items that impact FFO comparability, which include transaction expenses, net, litigation and other non-routine legal expenses, and gain or loss on extinguishment of debt, net, or any other one-time items
•The following table provides a reconciliation of the range of the Company's 2024 estimated net income to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2024E	2024E Per Diluted Share
Net income	$286 - $295	$0.95 - $0.98
Depreciation and amortization related to real estate	359	1.18
Gain on sale of real estate assets	(15)	(0.05)
Nareit FFO	$630 - $639	$2.08 - $2.11

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, April 30, 2024 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on May 14, 2024 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode:13744748) or via the web through April 30, 2025 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of net income to these non-GAAP performance measures is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) lease termination fees, (ii) straight-line rental income, net, (iii) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (iv) straight-line ground rent expense, net, (v) income or expense associated with the Company's captive insurance company, (vi) depreciation and amortization, (vii) impairment of real estate assets, (viii) general and administrative expense, and (ix) other income and expense (including

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

interest expense and gain on sale of real estate assets). Considering the nature of its business as a real estate owner and operator, the Company believes that NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as lease termination fees, straight-line rental income, net, income or expense associated with the Company’s captive insurance company, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, straight-line ground rent expense, net, depreciation and amortization, impairment of real estate assets, general and administrative expense, and other income and expense (including interest expense and gain on sale of real estate assets). The Company believes that same property NOI is also useful to investors because it further eliminates disparities in NOI by only including NOI of properties owned for the entirety of both periods presented and excluding properties under development and completed new development properties that have been stabilized for less than one year and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 359 retail centers comprise approximately 64 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at https://www.sec.gov. These factors include (1) changes in national, regional, and local economies, due to global events such as international military conflicts, international trade disputes, a foreign debt crisis, foreign currency volatility, or due to domestic issues, such as government policies and regulations, tariffs, energy prices, market dynamics, general economic contractions, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending; (2) local real estate market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our Portfolio (defined hereafter); (3) competition from other available properties and e-commerce; (4) disruption and/or consolidation in the retail sector, the financial stability of our tenants, and the overall financial condition of large retailing companies, including their ability to pay rent and/or expense reimbursements that are due to us; (5) in the case of percentage rents, the sales volumes of our tenants; (6) increases in property operating expenses, including common area expenses, utilities, insurance, and real estate taxes, which are relatively inflexible and generally do not decrease if revenue or
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

occupancy decrease; (7) increases in the costs to repair, renovate, and re-lease space; (8) earthquakes, wildfires, tornadoes, hurricanes, damage from rising sea levels due to climate change, other natural disasters, epidemics and/or pandemics, civil unrest, terrorist acts, or acts of war, any of which may result in uninsured or underinsured losses; and (9) changes in laws and governmental regulations, including those governing usage, zoning, the environment, and taxes. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except to the extent otherwise required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	3/31/24	12/31/23
Assets
Real estate
Land	$1,779,318	$1,794,011
Buildings and tenant improvements	8,580,642	8,570,874
Construction in progress	128,165	126,007
Lease intangibles	500,097	504,995
	10,988,222	10,995,887
Accumulated depreciation and amortization	(3,251,649)	(3,198,980)
Real estate, net	7,736,573	7,796,907
Cash and cash equivalents	407,105	866
Restricted cash	11,306	18,038
Marketable securities	19,519	19,914
Receivables, net, including straight-line rent receivables of $187,754 and $180,810, respectively	248,041	278,775
Deferred charges and prepaid expenses, net	165,625	164,061
Other assets	56,045	54,155
Total assets	$8,644,214	$8,332,716

Liabilities
Debt obligations, net	$5,311,444	$4,933,525
Accounts payable, accrued expenses and other liabilities	473,796	548,890
Total liabilities	5,785,240	5,482,415

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
310,425,756 and 309,723,386 shares issued and 301,298,764 and 300,596,394
shares outstanding	3,013	3,006
Additional paid-in capital	3,301,402	3,310,590
Accumulated other comprehensive income (loss)	9,526	(2,700)
Distributions in excess of net income	(454,967)	(460,595)
Total equity	2,858,974	2,850,301
Total liabilities and equity	$8,644,214	$8,332,716

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/24	3/31/23
Revenues
Rental income	$319,489	$311,130
Other revenues	752	314
Total revenues	320,241	311,444

Operating expenses
Operating costs	37,157	35,895
Real estate taxes	41,408	44,688
Depreciation and amortization	91,218	87,741
Impairment of real estate assets	—	1,100
General and administrative	28,491	29,172
Total operating expenses	198,274	198,596

Other income (expense)
Dividends and interest	3,877	15
Interest expense	(51,488)	(48,680)
Gain on sale of real estate assets	15,142	48,468
Other	(593)	(405)
Total other income (expense)	(33,062)	(602)

Net income	$88,905	$112,246

Net income per common share:
Basic	$0.29	$0.37
Diluted	$0.29	$0.37
Weighted average shares:
Basic	302,021	300,821
Diluted	302,712	301,833

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/24	3/31/23

Net income	$88,905	$112,246
Depreciation and amortization related to real estate	89,673	86,748
Gain on sale of real estate assets	(15,142)	(48,468)
Impairment of real estate assets	—	1,100
Nareit FFO	$163,436	$151,626

Nareit FFO per diluted share	$0.54	$0.50
Weighted average diluted shares outstanding	302,712	301,833

Items that impact FFO comparability
Transaction expenses, net	$(45)	$(58)
Total items that impact FFO comparability	$(45)	$(58)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)

Additional Disclosures
Straight-line rental income, net	$7,555	$4,001
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	1,724	2,668
Straight-line ground rent expense, net (1)	5	9

Dividends declared per share	$0.2725	$0.2600
Dividends declared	$82,104	$78,142
Dividend payout ratio (as % of Nareit FFO)	50.2%	51.5%

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended
	3/31/24	3/31/23	Change
Same Property NOI Analysis
Number of properties	355	355	—
Percent billed	90.6%	90.1%	0.5%
Percent leased	95.1%	94.2%	0.9%

Revenues
Base rent	$225,201	$216,884
Expense reimbursements	71,545	69,959
Revenues deemed uncollectible	195	(1,051)
Ancillary and other rental income / Other revenues	6,248	5,426
Percentage rents	4,234	3,729
	307,423	294,947	4.2%
Operating expenses
Operating costs	(36,473)	(34,312)
Real estate taxes	(41,040)	(43,478)
	(77,513)	(77,790)	(0.4)%
Same property NOI	$229,910	$217,157	5.9%

NOI margin	74.8%	73.6%
Expense recovery ratio	92.3%	89.9%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution
Base rent	$8,317	3.8%
Revenues deemed uncollectible	1,246	0.6%
Net expense reimbursements	1,863	0.9%
Ancillary and other rental income / Other revenues	822	0.4%
Percentage rents	505	0.2%
		5.9%

Reconciliation of Net Income to Same Property NOI
Net income	$88,905	$112,246
Adjustments:
Non-same property NOI	(2,092)	(4,757)
Lease termination fees	(390)	(2,269)
Straight-line rental income, net	(7,555)	(4,001)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(1,724)	(2,668)
Straight-line ground rent expense, net	(5)	(9)
Depreciation and amortization	91,218	87,741
Impairment of real estate assets	—	1,100
General and administrative	28,491	29,172
Total other (income) expense	33,062	602
Same property NOI	$229,910	$217,157

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